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                                                                   Exhibit 10.11

                              ASSIGNMENT OF LEASE

     This Assignment of Lease is executed and effective as of August 28, 2000 (the "Effective Date"), by CABLETRON SYSTEMS, INC., a Delaware corporation
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("Assignor") and RIVERSTONE NETWORKS, INC., a Delaware corporation ("Assignee").

                                   RECITALS

A. Reference is made to the Lease Agreement, dated as of January 6, 1999, as amended, between WMP II REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and CABLETRON SYSTEMS SALES AND SERVICES, INC., a
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    Delaware corporation.

B.  The Lease has been assigned by Landlord to Sagamore Equities LLC.

C.  Assignor desires to assign it's rights under the Lease to Assignee.

D. Section 10.7.1 of the Lease provides that Assignor may Transfer (as defined in the Lease) its rights under the Lease to an Affiliate (as defined in the Lease).

E.  Assignee is an Affiliate of Assignor.

NOW THEREFORE, pursuant to Section 10.7.1 of the Lease, for and in consideration of the mutual undertakings and covenants set forth in this Assignment of Lease, and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged,

1. Assignor hereby assigns, transfers, sets over, conveys and delivers to Assignee, and its successors and assigns, all of Assignor's right, title and interest in, to and under the Lease, except for the rights described in
    Section 2 hereof.

2. At such time and to the extent that Assignor shall be released from all further liability and obligations under the Lease, Assignor assigns, transfers, sets over, conveys and delivers to Assignee, and its successors and assigns, Assignor's right, title and interest to any and all (a) right and options to renew or extend the Lease and (b) rights to amend or modify the Lease in such a way as would otherwise cause additional liability to be imposed on Assignor beyond the liabilities Assignor has pursuant to the terms of the Lease as they exist on the date hereof.

3. Assignee accepts the assignment of Assignor's interest in the Lease as provided above, and assumes and agrees to perform all of Assignor's covenants, duties and other obligations under the Lease pursuant to its terms, including the obligation to pay rents, from and after the Effective Date. For so long as Assignor remains liable under the Lease, Assignee shall name Assignor as an additional insured on all insurance policies required

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to be maintained by Assignee as tenant under the Lease.

4. Assignor agrees that (a) it shall not assign the rights to amend, modify, renew or extend the Lease to other than Assignee and (b) it shall not exercise the rights to amend, modify, renew or extend the Lease.

5. For so long as Assignor remains liable under the Lease, Assignee shall provide Assignor with copies of any and all notices of breach of the Lease not later than three (3) days after receipt or delivery of the same by Assignee. Assignor shall have the right, but not the obligation, to cure defaults under the Lease on behalf of and for the account of Assignee. In the event that Assignor elects to cure any such default, Assignee shall indemnify Assignor for any and all damages and expenses incurred by Assignor as a result thereof.

6. This Assignment of Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.



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     IN WITNESS WHEREOF, the parties hereto have executed this Assignment of
Lease as of the date first above-written.

                              ASSIGNOR:

                              CABLETRON SYSTEMS SALES & SERVICES, INC., a
                              Delaware corporation


                              By:    /s/  Piyush Patel
                                  --------------------------------------
                                  Name:  Piyush Patel
                                  Title:  President and Chief Executive
                                  Officer

                              ASSIGNEE:

                              RIVERSTONE NETWORKS, INC., a Delaware corporation


                              By:    /s/  Robert Stanton
                                  --------------------------------------
                                  Name:  Robert Stanton
                                  Title:  Chief Executive Officer